Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-_____) pertaining to the 2009 Omnibus Equity Incentive Plan of Ore Pharmaceutical Holdings Inc., of our report dated March 11, 2009, with respect to the consolidated financial statements of Ore Pharmaceuticals Inc. included in its Annual Report on Form 10-K for the year ended December 31, 2008.

/s/ Ernst & Young LLP

Baltimore, Maryland
November 13, 2009